Exhibit 99.1

HanesBrands Appoints Three New Independent Directors

Colin Browne, Natasha Chand and John Mehas Further Strengthen Board, Bringing Operational and Retail Industry Experience

Enters into Cooperation Agreement with Barington

WINSTON-SALEM, N.C., November 16, 2023 – HanesBrands (NYSE: HBI) today announced that its Board of Directors (the “Board”) has appointed Colin Browne, Natasha Chand and John Mehas as independent directors to the Board, effective immediately.

Ronald L. Nelson, Chairman of the Board, said, “We are pleased to welcome Colin, Natasha and John as independent directors to the HanesBrands Board. They bring important relevant experience in retail, consumer brands and operations, and we look forward to gaining their insights as the Company continues to focus on driving improved performance and pursues key ongoing initiatives including the evaluation of alternatives for the global Champion business. The Board is fully supportive of the Company’s CEO, Steve Bratspies, as he and the broader team continue to execute on all of the Company’s strategic plans, and we are steadfast in our commitment to delivering sustainable value creation for shareholders. We are confident the addition of these directors in combination with our current directors brings together diverse perspectives that will be beneficial as the Company continues to take actions to drive accelerated growth and profitability.”

In connection with these appointments, the Company entered into a cooperation agreement with shareholder Barington Capital Group, L.P. (“Barington”). Pursuant to the agreement, Barington has agreed to customary standstill, voting and other provisions. In addition, also pursuant to the agreement, Barington will provide advisory services to the Company from time to time with respect to the Company’s business, operations, strategic and financial matters, corporate governance and the composition of the Board. The full agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

James A. Mitarotonda, Chief Executive Officer of Barington, commented, “We believe this newly constituted Board is positioned to guide the Company forward in pursuing our mutual goal to create value for HanesBrands’ shareholders. We appreciate the efforts and recent actions taken by Steve Bratspies and the management team. We look forward to working with him and the Board.”

With these appointments, the Company’s Board will temporarily expand to 13 directors before returning to 10 directors effective at the 2024 annual meeting of stockholders.

Advisors

Goldman Sachs & Co. LLC and Evercore are serving as financial advisors to HanesBrands and Jones Day and Kirkland & Ellis LLP are serving as its legal advisors.

About Colin Browne

Colin Browne is an international brand executive with over 40 years of industry experience across footwear, apparel and accessories. Most recently, Mr. Browne served as Chief Operating Officer of Under Armour from January 2020 to November 2023. During his tenure at Under Armour, which he joined in 2016, Mr. Browne also served as Interim Chief Executive Officer and President from June 2022 to February 2023 and Chief Supply Chain Officer from 2017 to 2020. He was an integral part of the company’s successful transformation and is credited with modernising Under Armour’s digital go-to market strategy and implementing supply chain capabilities that enabled the company to amplify profit margins and operating efficiency despite recent global supply challenges. Prior to his time at Under Armour, Mr. Browne was the Managing Director of Asia Sourcing for V.F. Corporation, one of the world’s largest apparel, footwear and accessories companies, that owns iconic labels including The North Face,

Timberland and Vans. Throughout his career, Mr. Browne has held roles of increasing responsibilities at a number of leading organizations, including Li & Fung USA, Pentland Brands, Wongpaitoon Group, Reebok and Bally Shoes. Mr Browne currently serves as a board member of Worldly (Higg), a group that provides businesses with the insights needed for impact improvement, compliance and disclosure. He is also Co-Chairman of the Digital Supply Chain Institute.

About Natasha Chand

Natasha Chand is a consumer business and technology executive with over 25 years of experience building and leading consumer brands globally. Ms. Chand is the Principal at NoBo, LLC, an advisory services firm that focuses on digitally and operationally transforming early-stage and Fortune 500 companies. From 2016 to 2021, Ms. Chand served as a co-founder and the Global CEO of Amazon’s Softlines Private Brands, where she both conceptualized and scaled several brands, including Amazon Essentials, into top ten fashion brands in Amazon’s stores. Prior to joining Amazon in 2014, Ms. Chand was the Executive Vice President of Menswear at Target Australia, a leading Australian value-oriented retailer. From 2005-2012, she held multiple senior leadership roles at Levi Strauss & Co., one of the world’s largest brand-name apparel companies, including Vice-President of Corporate Development. Ms. Chand began her career with McKinsey & Company. She currently serves as an Independent Board Director of Fair Trade USA, the leading certifier of fair trade products in North America. Ms. Chand holds an MBA from Stanford University and an HBA in Business Administration from the Ivey Business School at University of Western Ontario.

About John Mehas

John Mehas is a highly experienced retail leader with over 30 years of building global brands and a proven track record of driving shareholder value through creative leadership. Mr. Mehas currently serves as Chief Executive Officer of Vineyard Vines, LLC. Prior to joining Vineyard Vines, LLC, he served as the Chief Executive Officer of Victoria’s Secret Lingerie, having led the turnaround of one of the world’s most iconic brands from 2019 to 2021. Mr. Mehas served as President of Tory Burch, LLC from 2017 to 2019, CEO and President of Club Monaco from 2001 to 2017 and Group President of Ralph Lauren Kids from 2015 to 2017 within the Polo Ralph Lauren Corporation, where he led the multi-tiered, bespoke global lifestyle brand. He held a variety of key Senior Merchandising roles at GAP, Inc. where he was instrumental in driving one of its highest growth periods. Mr. Mehas began his career at the iconic Bloomingdales, rising to Senior Vice President of Merchandising and DMM positions. Mr. Mehas is a Board member of Prior, an innovative travel experience company. He is an active supporter of the Hudson Guild, serving Manhattan’s West Side and Chelsea community. Mr. Mehas holds a Bachelor of Arts in Economics from The University of Toledo.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our plans, expectations and long-term goals associated with our business. These forward-looking statements are based on our current intentions, beliefs, plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to identify, execute, and realize the benefits from, any potential strategic transaction involving Champion; our ability to successfully execute our Full Potential plan and other strategic actions to achieve the desired results; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 51,000 associates in 32 countries and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, has set aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

Barington Capital Group, L.P.

Barington Capital Group, L.P. (“Barington”) is a fundamental, value-oriented activist investment fund founded in 2000 by James A. Mitarotonda. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

Contacts

News Media, contact: Nicole Ducouer, (336) 986-7090

Analysts and Investors, contact: T.C. Robillard, (336) 519-2115